SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported) November 7, 2012

WILLIAM LYON HOMES

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-31625	33-0864902
(Commission File Number)	(IRS Employer Identification Number)

4490 Von Karman Avenue Newport Beach, California

(Address of principal executive offices)

92660

(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 833-3600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

Supplemental Indenture

On November 8, 2012, William Lyon Homes, a Delaware corporation (the “Company”), William Lyon Homes, Inc. (“California Lyon”), the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, executed a Supplemental Indenture (the “Supplemental Indenture”) dated as of November 8, 2012, supplementing the Indenture dated as of February 25, 2012 (the “Existing Notes Indenture”) that was executed by such parties with respect to California Lyon’s 12% Senior Subordinated Secured Notes due 2017 (the “Existing Notes”). The Supplemental Indenture eliminates substantially all of the restrictive covenants contained in the Existing Notes Indenture and releases the collateral securing California Lyon’s obligations under the Existing Notes.

The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 and is incorporated herein by reference.

Indenture

On November 8, 2012, California Lyon issued $325 million aggregate principal amount of 8.5% Senior Notes due 2020 (the “Notes”) pursuant to an indenture dated as of November 8, 2012 (the “Indenture”), among California Lyon, the Company, the subsidiary guarantors party thereto (together with the Company, the “Guarantors”) and U.S. Bank National Association, as Trustee. Interest on the Notes will be paid semi-annually on May 15 and November 15, commencing May 15, 2013.

The Notes and the guarantees are California Lyon’s and the Guarantors’ senior unsecured obligations. The Notes and the guarantees rank equally in right of payment with all of California Lyon’s and the Guarantors’ existing and future unsecured senior debt and senior in right of payment to all of California Lyon’s and the Guarantors’ future subordinated debt. The Notes and the guarantees will be effectively junior to any of California Lyon’s and the Guarantors’ existing and future secured debt.

On or after November 15, 2016, California Lyon may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the 12-month period beginning on November 15 of the years indicated below:

Year	Percentage
2016	104.250%
2017	102.125%
2018 and thereafter	100.000%

Prior to November 15, 2016 the Notes may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, and accrued and unpaid interest to, the redemption date.

In addition, any time prior to November 15, 2015, California Lyon may, at its option on one or more occasions, redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 108.5%, plus accrued and unpaid interest to the redemption date, with an amount equal to the net cash proceeds from one or more equity offerings.

If California Lyon experiences certain change of control events (as defined in the Indenture), it must offer to repurchase the Notes at 101% of their principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the record on the relevant record date to receive interest due on the relevant interest payment date).

If California Lyon sells assets and does not use the proceeds for specified purposes, California Lyon must offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest to the applicable repurchase date.

The Indenture contains certain covenants limiting, among other things, California Lyon’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or make payments in respect of subordinated indebtedness;

•	make certain investments;

•	sell assets;

•	incur liens;

•	create certain restrictions on the ability of restricted subsidiaries to pay dividends or to transfer assets;

•	enter into transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of assets.

These covenants are subject to a number of exceptions and qualifications as set forth in the Indenture. The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to be declared due and payable.

The foregoing description is qualified in its entirety by reference to the full text of the Indenture, filed as Exhibit 4.2 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the headings “Indenture” in Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2012, the Board of Directors of the Company (the “Board”) appointed Michael Barr to fill the newly created Board seat, which was created in accordance with the Company’s adoption of its Second Amended and Restated Certificate of Incorporation as previously disclosed in the Company’s Quarterly Report on Form 10-Q filed on October 24, 2012. As previously disclosed on the Company’s Current Report on Form 8-K filed October 15, 2012, on October 12, 2012, the Company entered into a Subscription Agreement (the “Subscription Agreement”) between the Company and WLH Recovery Acquisition LLC, a Delaware limited liability company and investment vehicle managed by affiliates of Paulson & Co. Inc. (“Paulson”). Pursuant to the terms of the Subscription Agreement, Paulson designated Mr. Barr as its observer of the Board prior to his appointment as a member of the Board.

Mr. Barr has been appointed to serve as a member of the Board until the Company’s next annual meeting of stockholders. Mr. Barr was also appointed to serve as a member of the Board’s Nominating and Corporate Governance Committee and Compensation Committee. Mr. Barr will receive compensation for his services as a member of the Board according to the Company’s director compensation policies for non-management directors commencing in 2013.

Mr. Barr is the Portfolio Manager for the Paulson Real Estate Funds, an affiliate of Paulson, where he is responsible for all aspects of the real estate private equity business. He also is a Partner in Paulson, which he joined in 2008. As previously disclosed on the Company’s Current Report on Form 8-K filed

October 15, 2012, pursuant to the Subscription Agreement entered into on October 12, 2012, the Company issued to Paulson (i) 15,238,095 shares of the Company’s Class A Common Stock, $0.01 par value per share, for $16,000,000 in cash and (ii) 12,173,913 shares of the Company’s Convertible Preferred Stock, $0.01 par value per share, for $14,000,000 in cash, for an aggregate purchase price of $30,000,000.

Item 8.01.	Other Events.

On November 8, 2012, California Lyon issued a press release announcing that it has completed its previously announced offering of 8.5% Senior Notes due 2020. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

On November 8, 2012, California Lyon also announced the early settlement of its previously announced cash tender offer and consent solicitation for any and all outstanding Existing Notes (the “Tender Offer”). Holders of approximately 76% of the Existing Notes have tendered such Notes and submitted consents to the proposed amendments to the Existing Notes Indenture governing such Existing Notes, eliminating substantially all of the restrictive covenants contained in the Existing Notes Indenture and releasing the collateral securing California Lyon’s obligations under the Existing Notes. Payment for Existing Notes accepted for purchase, including accrued and unpaid interest thereon, will be made on the expected early settlement date of November 8, 2012. The Existing Notes that remain outstanding following the expiration of the Tender Offer on November 23, 2012 will be redeemed on December 10, 2012. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Supplemental Indenture dated as of November 8, 2012, by and between California Lyon, the Company, certain of the Company’s subsidiaries (as guarantors) and U.S. Bank National Association, as trustee.

4.2	Indenture, dated as of November 8, 2012, by and between California Lyon, the Company, certain of the Company’s subsidiaries (as guarantors) and U.S. Bank National Association, as trustee.

99.1	Press Release dated November 8, 2012, regarding the completion of California Lyon’s offering of Senior Notes.

99.2	Press Release dated November 8, 2012, regarding the early settlement of California Lyon’s tender offer and consent solicitation with respect to its Existing Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WILLIAM LYON HOMES

	By:	/S/ COLIN T. SEVERN
Colin T. Severn
Vice President, Chief Financial Officer and Corporate Secretary
Date: November 8, 2012